UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 3300, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On March 10, 2022 (the “Closing Date”), Kemper Corporation (the “Company”) issued $150 million aggregate principal amount of 5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062 (the “Debentures”).

The Debentures were issued under an indenture, dated September 29, 2020 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture”), between the Company and the Trustee. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Supplemental Indenture.

The Debentures will bear interest (i) from and including the date of original issue to, but excluding, March 15, 2027 (the “First Reset Date”) at the fixed rate of 5.875% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.140% to be reset on each Reset Date. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2022. The Debentures will mature on March 15, 2062.

The Company may redeem the Debentures in increments of $25 principal amount: (i) in whole or in part on the First Reset Date or any time thereafter, at a redemption price equal to the principal amount of the Debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; (ii) in whole, but not in part, at any time prior to March 15, 2027, within 90 days of the occurrence of a “Tax Event,” at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; (iii) in whole, but not in part, at any time prior to March 15, 2027, within 90 days of the occurrence of a “Regulatory Capital Event,” at a redemption price equal to the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; or (iv) in whole, but not in part, at any time prior to March 15, 2027, within 90 days of the occurrence of a “Rating Agency Event,” at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

The above description of the Indenture, the Supplemental Indenture and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Indenture is incorporated by reference as Exhibit 4.1 hereto, and the Supplemental Indenture (including the form of the Debentures) is filed as Exhibit 4.2 hereto, respectively, to this report, and both are incorporated in this Item 1.01 by reference.

The Company has entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank Trust Company, National Association or its affiliates for which they have received and will receive customary fees and expense reimbursements. U.S. Bank National Association is a lender under the Company’s revolving credit agreement.

The offering of the Debentures was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 which became automatically effective upon filing with Securities and Exchange Commission on February 14, 2020 (File No. 333-236429).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Company’s issuance of the Debentures is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 29, 2020, by and between the Company and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated September 29, 2020).

4.2	Third Supplemental Indenture, dated as of March 10, 2022, by and between the Company and U.S. Bank Trust Company, National Association.

4.3	Form of Debenture (included in Exhibit 4.2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER CORPORATION

Date: March 10, 2022		/s/ C. Thomas Evans, Jr.
	Name:	C. Thomas Evans, Jr.
	Title:	Executive Vice President, Secretary & General Counsel